SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2018

VIKING ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15915 Katy Freeway Suite 450	77094
(Address of principal executive offices)	(Zip Code)

(281) 404 4387

(Registrant’s telephone number, including area code)

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed in the Current Report on Form 8-K filed on September 5, 2018, by Viking Energy Group, Inc., a Nevada corporation (the “Company”), the Company entered into a Purchase and Sale Agreement to acquire oil and gas leases and related assets in Texas and Louisiana for an estimated purchase price of approximately $100,000,000, and with a closing deadline of October 31, 2018. This Current Report on Form 8-K is being filed to disclose the amendment of that agreement, extending the closing deadline to the earlier of: (i) 10 days from the date on which the Sellers (defined below) obtain consents from applicable landowners authorizing the transfer to the Company of the oil and gas leases representing 80% of the total PDP (PV10) value of the Purchased Assets (defined below); or (ii) December 31, 2018.

Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2018, the Company entered into a Purchase and Sale Agreement (the “Agreement”) with Bodel Holdings, L.L.C., Cleveland Holdings, L.L.C., Delbo Holdings, L.L.C., DeQuincy Holdings, L.L.C., Gulf Coast Working Partners, L.L.C., Oakley Holdings, L.L.C., SamJam Energy, L.L.C., and Perry Point Holdings, L.L.C., all Texas limited liability companies (collectively the “Sellers”), pursuant to which the Company agreed to purchase from the Sellers (the “Acquisition”) all of the Sellers' right, title, interest and estate, real or personal, recorded or unrecorded, movable or immovable, tangible or intangible, in and to certain oil and gas leases in Texas and Louisiana (collectively the “Purchased Assets”).

On November 1, 2018, the Company and the Sellers entered into the First Amendment to Purchase and Sale Agreement (the “First Amendment”) to modify the Agreement to (i) extend the closing deadline to the earlier date (the “Closing Date”) of: (a) 10 days from the date on which the Sellers obtain consents from applicable landowners authorizing the transfer to the Company of the oil and gas leases representing 80% of the total PDP (PV10) value of the Purchased Assets, or (b) December 31, 2018; (ii) provide for a portion of the purchase price for the Purchased Assets in respect of which post-closing consent to transfer is required from the State of Louisiana or State of Texas, to be paid into escrow at closing to provide the Sellers up to 180 days thereafter to secure the requisite post-closing governmental agency approvals; (iii) upon the Sellers obtaining third-party consents to assign a portion of the oil and gas leases representing at least 80% of the PDP (PV10) value of the Purchased Assets, require the parties to close, on the Closing Date, on the purchase of those assets (provided that no single purchased asset represents more than 15% of the total PDP (PV10) value of the assets purchased at the closing); (iv) provide the Sellers from the date of the first closing until March 21, 2019, to obtain any remaining third-party consents required to transfer any of the Purchased Assets not otherwise transferred to the Company on the first closing; and (v) to make other changes described in the First Amendment.

The foregoing description of the First Amendment is qualified by reference to the full text of the First Amendment, which is attached hereto as Exhibit 2.2 and incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The exhibits listed in the following Exhibit Index are filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description

2.2#

First Amendment to Purchase and Sale Agreement, executed as of November 1, 2018, by and among Viking Energy Group, Inc. and Bodel Holdings, L.L.C., Cleveland Holdings, L.L.C., Delbo Holdings, L.L.C., DeQuincy Holdings, L.L.C., Gulf Coast Working Partners, L.L.C., Oakley Holdings, L.L.C., SamJam Energy, L.L.C., and Perry Point Holdings, L.L.C.

# The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING ENERGY GROUP, INC. (Registrant)

Date: November 2, 2018	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	President and Chief Executive Officer

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